SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815
(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

 (Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2022, Lee Benson resigned as an independent director of the Company. There was a disagreement with the Company on its compensation policy disclosable under Item 5.02(a). The company provided Mr. Benson with a copy of the disclosures made in this Form 8-K before filing and informed Mr. Benson of the opportunity to furnish a letter addressed to the company as promptly as possible stating whether he agrees with the company’s disclosures in response to this item and, if not, stating the disagreements. The company will file any letter it receives from Mr. Benson as an exhibit by amendment to the previously filed Form 8-K within two business days after receipt by the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 20, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

By:	/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer
(Principal Executive Officer)